Exhibit 10.3

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SERVICING AGREEMENT

This SERVICING AGREEMENT, dated as of April 29, 2013 (this “Agreement”), by and between Imperial Finance & Trading, LLC, a Florida limited liability company (“Servicer”) and White Eagle Asset Portfolio, LLC, a Delaware limited liability company (the “Borrower”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Loan and Security Agreement, dated as of April 29, 2013 (as it may be amended, supplemented or modified from time to time in accordance with its terms, the “Loan Agreement”), by and among the Borrower, CLMG Corp., a Texas corporation, as the administrative agent for the Lenders (as defined below) (in such capacity, the “Administrative Agent”), Imperial Finance & Trading, LLC, as Portfolio Manager (as defined in the Loan Agreement) and as Servicer, and the financial institutions party thereto from time to time (each, a “Lender” and collectively, the “Lenders”), the Lenders have agreed to make credit advances to the Borrower from time to time upon the terms and subject to the conditions set forth in the Loan Agreement; and

WHEREAS, the Borrower desires to appoint Servicer with respect to the ongoing administration and servicing of certain life insurance policies that are from time to time owned (including as of the date hereof), directly or indirectly, by the Borrower, which life insurance policies serve as collateral for the credit advances made by the Lenders to the Borrower under the Loan Agreement, and Servicer desires to accept such appointment and perform its covenants, duties, obligations and services hereunder, all in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Certain Definitions. Capitalized terms used in this Agreement but not otherwise defined shall have the respective meanings set forth in the Loan Agreement which also contains rules as to usage and construction which shall be applicable to this Agreement.

“Administrative Agent” has the meaning set forth in the recitals.

“Borrower” has the meaning set forth in the recitals.

“Borrower Indemnitees” means, collectively, Servicer, the Administrative Agent, the Lenders, each Affiliate of any of the foregoing and each stockholder, member, partner (limited, general or other), manager, officer, director, trustee, employee, agent and representative of Servicer or any of its Affiliates.

“Death Benefit” means the cash amount of a Pledged Policy to be paid upon the death of the Insured under such Pledged Policy, which amount will be net of any policy loans made under such Pledged Policy (and accrued interest thereon).

“E&O Insurance” has the meaning set forth in Section 3.2(d).

“Lender” has the meaning set forth in the recitals.

“Loan Agreement” has the meaning set forth in the recitals.

“Loss” means any incurred loss, liability, claim, cost, damage, expense, tax, penalty, interest or fine, whether or not arising out of a third party claim, including reasonable attorneys’ fees and other out-of-pocket costs and expenses related to such incurred loss, liability, claim, damage, tax, penalty, interest or fine.

“Paid Through Date” means, with respect to each Pledged Policy and a Premium Payment in respect thereof, the latest eligible date the related Issuing Insurance Company will accept a Premium Payment for such Pledged Policy, as determined by Servicer based on the contractual terms of such Pledged Policy, if any.

“Policy Information” has the meaning given to such term in paragraph 4(a) of Annex 1 hereto.

“Premium Due Date” has the meaning given to such term in paragraph 1(b) of Annex 1 hereto.

“Premium Due Date Schedule” means a written schedule prepared by the Servicer that contains all the following information:

1.	the Pledged Policy identification code;

2.	the Pledged Policy number;

3.	the Paid Through Date;

4.	the Insured’s first and last name;

5.	Issuing Insurance Company’s full legal name;

6.	Issuing Insurance Company’s contact information for purposes of remitting Premium Payments;

7.	the Premium Payment amount; and

8.	Issuing Insurance Company’s applicable wire instructions and/or overnight payment address.

Servicing Agreement

“Premium Payment” has the meaning given to such term in paragraph 1(b) of Annex 1 hereto.

“Premium Payment Schedule” means, with respect to each Pledged Policy, a written schedule of premium payments to be made in respect of such Pledged Policy (including the dates upon which such payments are due to the applicable Issuing Insurance Company), which schedule shall be prepared by Servicer per the directed or agreed upon optimization parameters in accordance with the Servicing Standard in order to pay the applicable Premiums, which may be updated from time to time by Servicer with the consent of the Administrative Agent.

“Premium Remittance Schedule” means a written schedule prepared by the Servicer that contains the following information:

1.	the date on which the Securities Intermediary remitted Premium Payment to the applicable Issuing Insurance Company;

2.	whether the Premium Payment was remitted to the Issuing Insurance Company by check or wire;

3.	If remitted by wire transfer, the wire payment tracking number;

4.	If remitted by check, the check number;

5.	the Pledged Policy identification code;

6.	the Pledged Policy number;

7.	the date each Premium Payment is due;

8.	the Insured’s first and last name;

9.	Issuing Insurance Company’s full legal name;

10.	Issuing Insurance Company’s contact information for purposes of remitting Premium Payments; and

11.	the Premium Payment amount.

“Servicer Collateral Audit” has the meaning set forth in Section 3.2(b).

“Servicer Indemnitees” means, collectively, the Administrative Agent, the Lenders, the Borrower, each Affiliate of the Borrower, the Lenders and the Administrative Agent, and each stockholder, member, partner (limited, general or other), manager, officer, director, trustee, employee, agent, representative, successor and assignee of the Borrower, the Lenders and the Administrative Agent or any of their Affiliates.

“Servicer Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on:

(a) the business, assets, financial condition or operations of Servicer;

(b) the ability of Servicer to perform any of its obligations under this Agreement; or

(c) the validity or enforceability against Servicer of this Agreement.

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“Servicer Report” has the meaning given to such term in paragraph 4(c) of Annex 1 hereto.

“Servicer Termination Event” has the meaning set forth in Section 4.1(a).

“Services” has the meaning set forth in Section 2.1.

“Servicing Fee” has the meaning set forth in Section 5.1.

“Servicing Standard” has the meaning set forth in Section 6.1(b).

“Successor Servicer” has the meaning set forth in Section 4.2.

“Tracking Services” means, collectively, the portion of the Services described in paragraph 2 of Annex 1 hereto.

ARTICLE II

RESPONSIBILITIES OF SERVICER

Section 2.1. The Borrower hereby appoints and engages Servicer to provide the services described on Annex 1 hereto (the “Services”), pursuant to, and in accordance with, the terms and provisions of this Agreement, and Servicer hereby accepts such appointment and agrees to perform its covenants, duties, obligations and the Services on the terms and conditions set forth in this Agreement. Servicer will, for the benefit of the Borrower and so long as the Loan Agreement is in effect, the Administrative Agent and the Lenders, perform the Services in all cases subject to the Servicing Standard. Servicer shall also take such ancillary actions (even if not specifically set forth in Annex 1) as are reasonably necessary to service the Pledged Policies in accordance with the Servicing Standard. Servicer and the Borrower agree that in the event the Borrower, or so long as the Loan Agreement is in effect, the Administrative Agent, requests Servicer perform additional work other than the Services and such ancillary actions, Servicer will decide in its reasonable discretion whether to perform such work. If Servicer reasonably declines to perform such work, such declination shall not constitute a default and may not serve as a reason for the termination of Servicer.

Section 2.2. Servicer Reports. Servicer shall deliver a Servicer Report to the Borrower, and so long as the Loan Agreement is in effect, to the Administrative Agent, no later than the seventh (7th) day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day).

Section 2.3. Servicer’s Customary Practices and Procedures. The parties hereto acknowledge that as of the date hereof, the Servicer is in the process of implementing new customary practices and procedures, which shall be approved by the Administrative Agent at the direction of the Required Lenders in their reasonable discretion and shall be completed within sixty (60) days of the date hereof. Prior to such implementation, the Servicer shall comply with the Servicing Standard and after such implementation, the Servicer shall comply with the

Servicing Agreement

Servicer’s customary practices and procedures and the Servicing Standard. Servicer shall not materially revise Servicer’s customary practices and procedures without the prior written consent of the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent.

Section 2.4. No Other Duties. Servicer’s duties shall be limited to those expressly specified in this Agreement and Servicer shall have no implied duties or obligations.

Section 2.5. Independent Contractor Relationship. Servicer’s relationship with the Borrower will be that of an independent contractor and nothing in this Agreement should be deemed or construed by the parties hereto or by any other Person to make Servicer a general or special dependent agent, legal representative, joint venturer, partner or employee of the Borrower, the Administrative Agent or any Lender or otherwise create the relationship of a partnership, joint venture or other joint or common undertaking for any purpose. Servicer assumes full responsibility for the acts of its personnel while performing services hereunder and shall be responsible for their supervision, direction and control, compensation, benefits and taxes. Servicer does not have, expressly or by implication, or may represent itself as having, directly or indirectly, any authority to act for or on behalf of the Borrower, the Administrative Agent or any Lender or to make contracts or enter into any agreements in the name of the Borrower, the Administrative Agent or any Lender or to obligate or bind the Borrower, the Administrative Agent or any Lender in any manner whatsoever unless with respect to the Borrower only, specifically required to do so in this Agreement or requested to do so by the Borrower, in writing.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1. Representations and Warranties of Servicer. Servicer, as of the date hereof, hereby represents and warrants to, and covenants with the Borrower as follows.

(a) Organization and Good Standing. Servicer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Florida and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now conducted. Servicer is duly qualified and authorized to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not reasonably be expected to have a material adverse effect on Servicer’s ability to perform its obligations under this Agreement.

(b) Authorization of Agreement. Servicer has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Servicer. This

Servicing Agreement

Agreement has been duly and validly executed and delivered by Servicer and (assuming the due authorization, execution and delivery by the Borrower) this Agreement constitutes the legal, valid and binding obligation of Servicer, enforceable against Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) Conflicts; Consents of Third Parties.

(i) None of the execution and delivery by Servicer of this Agreement, the consummation of the transactions contemplated hereby, or compliance by Servicer with any of the provisions hereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (A) the certificate of formation and limited liability company agreement of Servicer; (B) any contract or permit to which Servicer is a party or by which any of the properties or assets of Servicer are bound; (C) any order of any Governmental Authority applicable to Servicer or by which any of the properties or assets of Servicer are bound or (D) any Applicable Law, other than, in the case of clause (B), such conflicts, violations, defaults, terminations or cancellations that would not reasonably be expected to have a material adverse effect on Servicer’s ability to perform its obligations under this Agreement.

(ii) No consent, waiver, approval, order, permit, license or authorization of, or declaration or filing with, or notification to, any Person or Governmental Authority is required on the part of Servicer in connection with the execution and delivery of this Agreement, the compliance by Servicer with any of the provisions hereof, or the consummation of the transactions contemplated hereby, or the taking by Servicer of any other action contemplated hereby, except for such consents, licenses, waivers, approvals, orders, permits or authorizations the failure of which to obtain would not have a material adverse effect on Servicer’s ability to perform its obligations under this Agreement.

(d) No Proceedings. There is no order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority to which Servicer is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the knowledge of Servicer, threatened, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against Servicer that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on any of the Pledged Policies or the business, assets, financial condition or operations of Servicer; and there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the knowledge of Servicer, threatened, before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement or under any other Transaction Document or (B) asserting that any Pledged Policy or Policy to become a Pledged Policy is invalid, void or otherwise unenforceable for any reason.

(e) Ability to Perform Services. Servicer possesses the requisite assets, employees and experience to perform the Services in accordance with the Servicing Standard.

Servicing Agreement

Section 3.2. Covenants of Servicer.

(a) Compliance with Laws, Etc. Servicer shall comply with all Applicable Laws.

(b) Audit. Servicer shall permit Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent and each Lender, or their duly authorized representatives, attorneys or auditors during ordinary business hours and upon one (1) Business Day written notice, to visit the offices thereof and to inspect its accounts, records and computer systems, software and programs used or maintained by Servicer in relation to the Collateral or its performance of duties hereunder at such times as Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent, may reasonably request (a “Servicer Collateral Audit”) and Servicer shall enable the Insurance Consultant to seek and receive from the related Issuing Insurance Companies any verifications of coverage related to the Pledged Policies as often as Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent, may request the Insurance Consultant to do so; provided, however, if no Event of Default or Unmatured Event of Default has occurred and is continuing, the total expenses incurred by or on behalf of Borrower related to a Servicer Collateral Audit and delivering any verifications of coverage related to the Pledged Policies shall be limited to no more than $2,000 (as adjusted annually for inflation or such higher amount if such higher amount is the Insurance Consultant’s reasonably determined prevailing market cost in the industry for such Servicer Collateral Audits of the type in question as adjusted for changes in audit standards) for each Pledged Policy during any twelve (12) month period. So long as the Loan Agreement is in effect, upon written instructions from the Administrative Agent, the Borrower shall, and shall cause the Servicer to release any document related to any Collateral to the Administrative Agent. So long as the Loan Agreement is in effect, the Administrative Agent may conduct a Servicer Collateral Audit no more than once per calendar year at the Borrower’s expense and no more frequently than once every two (2) calendar months at the Lenders’ expense. So long as the Loan Agreement is in effect, the Administrative Agent may conduct Servicer Collateral Audits as it wishes at the Lenders’ expense; provided, however, if an Event of Default or Unmatured Event of Default has occurred and is continuing, the Administrative Agent, at the Borrower’s expense, shall have the right to conduct a Servicer Collateral Audit at any time and as often the Administrative Agent determines is necessary or desirable.

(c) Forwarding of Communications; Turnover of Monies. Following the date hereof, if Servicer or any of its employees, agents, representatives, Affiliates or third party service providers at any time receives any written communications or cash, checks or other instruments relating to the Pledged Policies, such recipient will segregate and hold such payments in trust for the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent (on behalf of the Secured Parties), and will, promptly upon receipt (but in any event within two (2) Business Days of receipt thereof) remit all such communications, cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the

Servicing Agreement

Collection Account. In addition, the Servicer shall deliver or cause to be delivered to the Borrower, the Custodian, and so long as the Loan Agreement is in effect, the Administrative Agent and the Insurance Consultant, within two (2) Business Days after the Servicer’s receipt of written notice of any material adverse change, or of any fact, event or circumstance that would reasonably be expected to result in a material adverse change, in the ability of Servicer to perform the Services or to otherwise comply with any of its obligations under this Agreement, a notice setting forth the details thereof and the action, if any, the Servicer is taking or proposes to take with respect thereto.

(d) Insurance. During the term of this Agreement, Servicer shall maintain errors and omissions insurance (the “E&O Insurance”) with respect to its operations and with respect to its obligations under this Agreement which is adequate, reasonable and customary in light of Servicer’s operations and consistent with the Servicing Standard, but in no event with an aggregate claim limit that is less than ten million dollars ($10,000,000). The E&O Insurance shall be on terms and conditions and issued by an insurer, in each case, reasonably acceptable to the Administrative Agent acting at the direction of the Required Lenders.

(e) Further Assurances. Servicer shall use its reasonable, good faith efforts to take, or cause to be taken, all actions that are, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things that are, necessary, proper or otherwise advisable under all Applicable Law to more fully effect the purposes of this Agreement.

(f) Investigative Services. Servicer may, at its own expense, use third party investigative services approved by the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent (such approval shall be in the Borrower’s, and so long as the Loan Agreement is in effect, the Administrative Agent’s, sole and absolute discretion) to conduct the Tracking Services.

(g) Licenses. Servicer shall maintain all licenses, permits, certificates of authority or other authorizations required from any Governmental Authority in order to perform its obligations under this Agreement.

Section 3.3. Representations and Warranties of the Borrower. The Borrower, as of the date hereof, hereby represents and warrants to, and covenants with Servicer as follows.

(a) Organization and Good Standing. The Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to own, lease and operate its properties and to carry on its business as now conducted.

(b) Authorization of Agreement. The Borrower has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part the Borrower. This Agreement has been

Servicing Agreement

duly and validly executed and delivered by the Borrower and (assuming the due authorization, execution and delivery by the Servicer) this Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) Conflicts; Consents of Third Parties.

(i) None of the execution and delivery by the Borrower of this Agreement, the consummation of the transactions contemplated hereby, or compliance by the Borrower with any of the provisions hereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (A) the Borrower Organizational Documents; (B) any contract or permit to which the Borrower is a party or by which any of the properties or assets of the Borrower are bound; (C) any order of any Governmental Authority applicable to the Borrower or by which any of the properties or assets of the Borrower are bound or (D) any Applicable Law, other than, in the case of clause (B), such conflicts, violations, defaults, terminations or cancellations that would not have a material adverse effect on the Borrower’s ability to perform its obligations under this Agreement.

(ii) No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Authority is required on the part of the Borrower in connection with the execution and delivery of this Agreement, the compliance by the Borrower with any of the provisions hereof, or the consummation of the transactions contemplated hereby, or the taking by the Borrower of any other action contemplated hereby, except for such consents, waivers, approvals, orders, permits or authorizations the failure of which to obtain would not have a material adverse effect on the Borrower’s ability to perform its obligations under this Agreement.

(d) No Proceedings. There is no order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority to which the Borrower is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the actual knowledge of the Borrower, threatened, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against the Borrower that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on any of the Pledged Policies or the business, assets, financial condition or operations of the Borrower; and there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the actual knowledge of any the Borrower, threatened, before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement or any other Transaction Document or (B) asserting that any Pledged Policy or Policy to become a Pledged Policy is invalid, void or otherwise unenforceable for any reason.

Servicing Agreement

Section 3.4. Covenants of the Borrower.

(a) The Borrower shall deliver or cause to be delivered to Servicer, the Custodian, and so long as the Loan Agreement is in effect, the Administrative Agent and the Insurance Consultant, within three (3) Business Days after the Borrower’s or any of its Affiliates’ receipt, a copy of each written notice or other letter or document received by the Borrower (other than invoices and other information which are not material to the status of a Pledged Policy or such notices, letters or documents received from the Securities Intermediary which have already been delivered to Servicer) in connection with a Pledged Policy, the Services or the other transactions contemplated by this Agreement from any Issuing Insurance Company, Insured, Governmental Authority or arbitrator.

(b) The Borrower shall deliver or cause to be delivered to Servicer, the Custodian, and so long as the Loan Agreement is in effect, the Administrative Agent and the Insurance Consultant, within three (3) Business Days after the transmission thereof by the Borrower or any of their Affiliates, a copy of each material written notice or other letter or document given by the Borrower in connection with a Pledged Policy or the Services to any Issuing Insurance Company, Insured, Governmental Authority or arbitrator.

(c) The Borrower shall deliver or cause to be delivered to Servicer, the Custodian, and so long as the Loan Agreement is in effect, the Administrative Agent and the Insurance Consultant, promptly upon (and in any event within two (2) Business Days after) the Borrower’s or any of its Affiliates’ receipt of written notice of any threatened or pending action by or before any Governmental Authority or arbitrator or any other Person (other than such notices received from the Securities Intermediary which have already been delivered to Servicer) which (i) involves or affects any Pledged Policy, this Agreement, the Loan Agreement or the transactions contemplated hereby or thereby, (ii) in any manner challenges the validity or enforceability of any Pledged Policy or this Agreement or (iii) in any manner challenges or seeks to restrain or prohibit the transactions contemplated by this Agreement, in each case, a notice setting forth the details thereof and any action, if any, the Borrower is taking or proposes to take with respect thereto.

(d) The Borrower shall deliver or cause to be delivered to Servicer, the Custodian, and so long as the Loan Agreement is in effect, the Administrative Agent and the Insurance Consultant, within two (2) Business Days after the Borrower or any of its Affiliates’ receipt of written notice of any material adverse change, or of any fact, event or circumstance that would reasonably be expected to result in a material adverse change, in the ability of Servicer to perform the Services or to otherwise comply with any of its obligations under this Agreement, a notice setting forth the details thereof and the action, if any, the Borrower is taking or propose to take with respect thereto.

(e) The Borrower shall use its reasonable, good faith efforts to take, or cause to be taken, all actions that are, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things that are, necessary, proper or otherwise advisable under all Applicable Law to more fully effect the purposes of this Agreement.

Servicing Agreement

ARTICLE IV

TERMINATION

Section 4.1. Termination.

(a) This Agreement shall terminate automatically upon (i) the collection of the Death Benefit in respect of the last Pledged Policy to reach maturity or (ii) the date on which all of the Obligations (including, without limitation, the Aggregate Participation Interest) shall have been irrevocably paid in full in cash.

(b) Servicer may be terminated in writing by (each of the following Sections 4.1(b)(i)(A), (B), (C), (D), (E), (F), (G), (H), (I) and (J), a “Servicer Termination Event”):

(i) (1) the Borrower (with the prior written consent of the Administrative Agent, which consent may be granted or withheld in its sole and absolute discretion) or (2) so long as the Loan Agreement is in effect, the Administrative Agent, effective upon delivery by the Borrower or the Administrative Agent, as applicable, of written notice of termination to Servicer and the appointment of a Successor Servicer in accordance with Section 4.3 below if any of the following events occur:

(A) Servicer fails to perform or observe any of the covenants, conditions or agreements to be performed or observed by it hereunder (other than Section 3.2(c) and paragraphs 3(c), 5(a) and 5(b) of Annex 1) and such failure shall continue for a period in excess of thirty (30) calendar days after the earlier of (i) knowledge thereof by Servicer or (ii) written notice thereof is given to Servicer;

(B) Servicer fails to perform or observe any of the covenants, conditions or agreements set forth in Section 3.2(c) or paragraphs 3(c), 5(a) or 5(b) of Annex 1;

(C) any Event of Bankruptcy shall occur with respect to Servicer;

(D) any representation or warranty made or deemed made by Servicer under this Agreement shall prove to have been incorrect or untrue in any material respect when made (or when such representation, warranty, information or report is deemed to have been made or delivered) and, if curable, such breach is not cured within thirty (30) days;

(E) any information or report prepared and delivered by or on behalf of Servicer hereunder shall prove to have been incorrect or untrue in any material respect and, if curable, such breach is not cured within fifteen (15) days;

Servicing Agreement

(F) an event has occurred that has had or could reasonably be expected to have a Servicer Material Adverse Effect;

(G) Servicer (if it is the initial Servicer) ceases to be a Publicly Traded Company or a Blocked Person shall become the owner, directly or indirectly, beneficially or of record, of equity representing five percent (5.00%) or more of the aggregate ordinary voting power represented by the issued and outstanding equity of Servicer;

(H) the Internal Revenue Service shall file notice of a Lien pursuant to the Code with regard to any assets of Servicer or the PBGC shall, or shall indicate its intention to, file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of Servicer in excess of $3,000,000, unless such filing is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside;

(I) the Lenders shall have exercised, or commenced the exercise of, their rights under Section 10.2 of the Loan Agreement upon the occurrence and continuance of an Event of Default; or

(J) one or more judgments for the payment of money shall be rendered against Servicer in an aggregate amount in excess of $3,000,000, and shall remain unpaid or undischarged, or a stay of execution thereof shall not be obtained, within thirty (30) days from the date of entry thereof.

(ii) Servicer effective upon the occurrence of both of the following events:

(A) the Borrower’s failure to pay or cause to be paid the portion of the Servicing Fee payable to the Servicer pursuant to the Priority of Payments in accordance with the terms of the Loan Agreement; and

(B) the appointment of a Successor Servicer in accordance with Section 4.3 below.

The Borrower shall pay to Servicer its fees and expenses accrued through the effective date of termination.

Section 4.2. Resignation. Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under Applicable Law and (ii) there is no reasonable action that Servicer could take to make the performance of its duties hereunder permissible under Applicable Law or (b) upon the assumption, by an agreement supplemental hereto, in form satisfactory to the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent, of the obligations and duties of Servicer hereunder, by any other entity approved by the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent (such

Servicing Agreement

approval shall be in the Administrative Agent’s sole and absolute discretion) (such entity, the “Successor Servicer”). Any determination permitting the resignation of Servicer shall be evidenced as to clause (a) above by an opinion of counsel in form and substance acceptable to the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent, to such effect delivered to the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent.

Section 4.3. Servicer Termination and Resignation. Servicer shall cooperate with the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent, and any Success Servicer in effecting the termination of the responsibilities and rights of Servicer under this Agreement, including, without limitation, delivery to such Successor Servicer of any and all data maintained by Servicer related to the Pledged Policies, this Agreement and any of its obligations under this Agreement and designating such Successor Servicer as Servicer’s agent, assignee, designee, authorized representative, and any other similar designation required by such Successor Servicer for the purposes of complying with Applicable Law with respect to performing any of the services described in this Agreement. No termination of Servicer nor any resignation by Servicer shall be effective unless and until a Successor Servicer is appointed pursuant to clause (b) of Section 4.2 above and Servicer shall have transferred all data to such Successor Servicer as required in the previous sentence. Borrower shall remain obligated to pay any unpaid costs and expenses to any servicer which has resigned or been terminated hereunder. Borrower hereby agrees that MLF LexServ, L.P. shall be an acceptable Successor Servicer.

ARTICLE V

SERVICING FEES

Section 5.1. Servicing Fee. The Borrower will pay to Servicer for its servicing obligations under this Agreement on each Distribution Date a fee (the “Servicing Fee”) in arrears, equal to $350 for each Policy that was a Pledged Policy during the immediately preceding calendar quarter.

Section 5.2. Servicer’s Expenses. Servicer shall pay out of the Servicing Fee all costs and expenses of performing its obligations under this Agreement other than expenses associated with the procurement of Life Expectancy Reports, which shall be reimbursable by the Borrower.

ARTICLE VI

STANDARD OF CARE; INDEMNITY

Section 6.1. Standard of Care.

(a) Servicer may rely in good faith on any document of any kind (or a copy thereof) on its face appearing to have been properly executed and submitted by any person authorized to submit the same with respect to any matters arising under this Agreement.

Servicing Agreement

(b) In performing the Services, Servicer shall perform its duties, covenants, obligations and services hereunder (i) with at least the same degree of skill, care, diligence and effort as used by other Persons of established reputation responsible for servicing Policies (and in any event at least the same degree of skill and care as Servicer exercises with respect to comparable assets held for its own account) and (ii) in compliance with all Applicable Law (the foregoing, the “Servicing Standard”). Servicer shall also ensure that each of its agents, if any, perform their duties and obligations in regards to the Pledged Policies in accordance with the Servicing Standard. Subject to the specific requirements and prohibitions of this Agreement, (i) Servicer shall perform the Services for the benefit of the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent and the Lenders, without regard to any relationship which Servicer or any Affiliate thereof may otherwise have with any Issuing Insurance Company or Insured, and (ii) Servicer shall at all times act in accordance with the provisions of each Pledged Policy in all material respects and observe and comply with all Applicable Law.

Section 6.2. Indemnification.

(a) Servicer shall reimburse, indemnify, defend and hold harmless each Servicer Indemnitee for, against and in respect of any and all Losses which such Servicer Indemnitee may incur or suffer resulting from, arising out of, based upon or relating to (i) any breach by Servicer of any of its representations or warranties made herein, (ii) any breach or failure to perform by Servicer of any of its duties, covenants or obligations contained herein, including without limitation, the breach or failure to perform the Services; provided, however, Servicer shall not be required to so reimburse, indemnify, defend or hold harmless any Servicer Indemnitee to the extent of any Loss resulting from, arising out of, based upon or relating to any gross negligence, willful misconduct, bad faith or violation of any Applicable Law on the part of such Servicer Indemnitee; provided further that, the Servicer’s aggregate liability under this Section shall not exceed the sum of (i) the aggregate compensation and other consideration paid or to be paid to Servicer by the Borrower under this Agreement, (ii) the aggregate insurance coverage available under the Servicer’s E&O Insurance and (iii) the difference, if any, between (A) the sum of clauses (i) and (ii) and (B) thirty million dollars ($30,000,000). The obligations of Servicer set forth in this Section 6.2(a) hereof shall survive any termination of this Agreement.

(b) The Borrower shall reimburse, indemnify, defend and hold harmless each Borrower Indemnitee for, against and in respect of any and all Losses which such Borrower Indemnitee may incur or suffer resulting from, arising out of, based upon or relating to (i) any breach by the Borrower of any of its representations or warranties set forth in this Agreement, or (ii) any breach or failure by the Borrower to perform any of its duties, covenants or obligations contained in this Agreement; provided, however, the Borrower shall not be required to so reimburse, indemnify, defend or hold harmless any Borrower Indemnitee to the extent of any Loss resulting from, arising out of, based upon or relating to any gross negligence, willful misconduct, bad faith or violation of any Applicable Law on the part of such Borrower Indemnitee. The obligations of the Borrower set forth in this Section 6.2(b) hereof shall survive the termination of this Agreement.

Servicing Agreement

(c) Indemnification Procedures.

(i) Notice of Claim. If any claim or demand is asserted by any person entitled to indemnification under the provisions of Section 6.02 (individually or collectively, the “Indemnified Party”), written notice of such claim or demand shall promptly be given to each party from whom indemnification is sought (individually, the “Indemnifying Party”). The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants at reasonable times and for reasonable periods, during normal business hours, copies of all books and records of the Indemnified Party reasonably requested by the Indemnifying Party relating to any such possible claim for indemnification, and each party hereunder will render to the other such assistance as it may reasonably require of the other (at the expense of the party requesting assistance) in order to ensure prompt and adequate defense of any suit, claim or proceeding based upon a state of facts which may give rise to a right of indemnification hereunder.

(ii) Right to Control Defense; Counsel. Subject to the terms hereof, the Indemnifying Party, at its own expense, shall have the right to assume control (subject to the right of the Indemnified Party to participate at the Indemnified Party’s expense and with counsel of the Indemnified Party’s choice and further subject to Governmental Authority requirements and the requirements of any applicable regulator) of the defense, compromise or settlement of the matter (subject to the last sentence of this Section 6.2(c)(ii)), including, at the Indemnifying Party’s expense, employment of counsel of the Indemnifying Party’s choice and reasonably acceptable to the Indemnified Party, by providing written notification to the Indemnified Party within fifteen (15) calendar days of receipt of the notice of the claim or demand. The Indemnified Party shall either consent or object, in writing, to the counsel retained by the Indemnifying Party for such purposes within fifteen (15) calendar days of the Indemnified Party’s receipt of written notice of the selected counsel, provided that such consent shall not be unreasonably withheld or conditioned. The Indemnified Party shall have the right to employ its own counsel if the Indemnified Party so elects to assume such defense, but the fees and expense of such counsel shall be at the Indemnified Party’s expense, unless (1) the employment of such counsel shall have been authorized in writing by the Indemnifying Party; (2) such Indemnified Party shall have reasonably concluded that the interests of such parties are conflicting such that it would be inappropriate for the same counsel to represent both parties or shall have reasonably concluded that the ability of the parties to prevail in the defense of any claim are improved if separate counsel represents the Indemnified Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), and in either of such events such reasonable fees and expenses shall be borne by the Indemnifying Party; (3) the Indemnified Party shall have reasonably concluded that it is necessary to institute separate litigation, whether in the same or another court, in order to defend the claims asserted against it; or (4) the Indemnifying Party shall have employed counsel reasonably acceptable to the Indemnified Party to take charge of the defense of such action after the Indemnifying Party elected to assume the defense thereof, provided that the Indemnified Party did not unreasonably withhold consent to, such counsel. The Indemnifying Party

Servicing Agreement

shall not, without the prior written consent of the Indemnified Party, effect any settlement or compromise or consent of any pending or threatened action, suit or proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action and any related future claims and does not include a statement as to or an admission of fault, culpability or failure to act or on behalf of any Indemnified Party.

(iii) Defense and Settlement of Claims. If the Indemnifying Party gives notice to any Indemnified Party that the Indemnifying Party will assume control of the defense (to the extent permitted by Governmental Authority requirements and the requirements of any applicable regulator), including compromise or settlement of the matter, the Indemnifying Party shall institute and maintain any such defense diligently and reasonably and shall keep the Indemnified Party fully advised of the status thereof. In such event, the Indemnifying Party will be deemed to have waived all defenses to the claims for indemnification by the Indemnified Party with respect to that matter. Any Losses of the Indemnified Party caused by a failure of the Indemnifying Party to defend, compromise or settle a claim or demand in a reasonable and expeditious manner, after the Indemnifying Party has given notice that it will assume control of the defense (to the extent permitted by Governmental Authority requirements and the requirements of any applicable regulator), compromise or settlement of the matter, shall be included in the Losses for which the Indemnifying Party shall be obligated to indemnify the Indemnified Party.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Expenses. Except as otherwise provided in this Agreement, each of Servicer and the Borrower shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.2. Submission to Jurisdiction; No Jury Trial; Service of Process.

(a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK OVER ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE OR ANY SUIT, ACTION OR PROCEEDING RELATED THERETO MAY BE HEARD AND DETERMINED IN SUCH COURTS. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR

Servicing Agreement

HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 7.5, in addition to any other manner allowable by Law.

Section 7.3. Entire Agreement; Amendment; Waiver; Remedies Cumulative. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement may only be modified, amended or waived in writing signed by the parties hereto, and so long as the Loan Agreement is in effect, with the prior written consent of the Administrative Agent (or, in the case of a waiver, by the party from whom such waiver is sought, and so long as the Loan Agreement is in effect, with the prior written consent of the Administrative Agent). The waiver by any party hereto of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.

Section 7.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including General Obligations Law Sections 5-1401 and 5-1402, but otherwise without regard to principles of conflicts-of-laws.

Servicing Agreement

Section 7.5. Notices. All notices and other communications under this Agreement shall be in writing (including electronic mail communication) and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission), provided that the facsimile is sent during normal business hours of the recipient, if not, the facsimile will be deemed to be received the next Business Day, (iii) if sent by electronic mail, when the sender thereof shall have received electronic confirmation of the transmission thereof (provided that should such day not be a Business Day, on the next Business Day) or (iv) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses, electronic mail addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to Servicer, to:

701 Park of Commerce Boulevard

Suite 301

Boca Raton, Florida 33487

Attention: General Counsel

Telephone:

Facsimile:

Email:

If to the Borrower, to:

701 Park of Commerce Boulevard

Suite 301

Boca Raton, Florida 33487

Attention: General Counsel

Telephone:

Facsimile:

Email:

If to the Administrative Agent (so long as the Loan Agreement is in effect), to:

7195 Dallas Parkway

Plano, Texas 75024

Attention: James Erwin

Telephone:

Facsimile:

Email:

with a copy to (which shall not constitute notice):

Boris Ziser, Esq.

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

Telephone:

Facsimile:

Email:

If to the Insurance Consultant (so long as the Loan Agreement is in effect), to:

2911 Turtle Creek Blvd.

Suite 300

Dallas, Texas 75214

Attention: Robert Hughes

Telephone:

Facsimile:

Email:

Section 7.6. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions

Servicing Agreement

of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.7. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Servicer or the Borrower, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other parties hereto, and so long as the Loan Agreement is in effect, the Administrative Agent, and any attempted assignment without the required consent shall be void. The Administrative Agent and each of the Lenders shall be an express third party beneficiary of this Agreement so long as the Loan Agreement is in effect (including, without limitation, all representations, warranties and indemnities hereunder), with the right to enforce any rights hereunder directly, as if such party was a direct party hereto.

Section 7.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

IMPERIAL FINANCE & TRADING, LLC, as Servicer

By:	/s/ Richard S. O’Connell, Jr.
	Name:	Richard S. O’Connell, Jr.
	Title:	Chief Financial Officer

WHITE EAGLE ASSET PORTFOLIO, LLC, as Borrower

By:	/s/ Richard S. O’Connell, Jr.
	Name:	Richard S. O’Connell, Jr.
	Title:	President & Chief Financial Officer

Servicing Agreement

ANNEX 1

SERVICES

Servicer shall manage, service and administer each Pledged Policy by providing the following Services, in all cases subject to the Servicing Standard:

1. Premium Tracking and Premium Confirmation.

(a) Servicer shall (i) maintain a Premium Payment Schedule, Premium Due Date Schedule and Premium Remittance Schedule with respect to each Pledged Policy, (ii) monitor insurance premium and other invoices and notices received by Servicer from the Issuing Insurance Companies which have been forwarded by the Securities Intermediary pursuant to the Account Control Agreement to Servicer with respect to the Pledged Policies and (iii) notify the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent, within two (2) Business Days of the Servicer’s receipt of any such invoice or notice if any such invoice or notice from any such Issuing Insurance Company states that a Pledged Policy (x) is in, or will enter, a state of grace, (y) will lapse or has lapsed or (z) will enter, or is in, a state of default.

(b) On or before the tenth (10th) day following March 31, June 30, September 30 or December 30 of each year, Servicer shall provide each of the Borrower, the Securities Intermediary, and so long as the Loan Agreement is in effect, the Administrative Agent and the Insurance Consultant, with (i) a Premium Due Date Schedule, which identifies each Pledged Policy for which a premium payment is due to the applicable Issuing Insurance Company (each, a “Premium Due Date”) during the next succeeding calendar year and the amount of such premium payment (the “Premium Payment”) required to be paid to such Issuing Insurance Company on such Premium Due Date, (ii) a Premium Payment Schedule, which identifies all scheduled Premium Payments to be made in respect of each Pledged Policy and (iii) a Premium Remittance Schedule, which identifies all Premium Payments made in respect of each Pledged Policy during the previous calendar year.

(c) If there is a Premium Due Date (based on the applicable Premium Payment Schedule) with respect to a Pledged Policy occurring during the period beginning on the date such Policy first becomes a Pledged Policy and ending on the last day of the calendar month immediately following the calendar quarter in which such Policy first becomes a Pledged Policy, Servicer shall, promptly following such Policy first becoming a Pledged Policy (and in any event prior to such Premium Due Date), provide each of the Administrative Agent, the Borrower, the Insurance Consultant and the Securities Intermediary with a Premium Due Date Schedule in respect of such Pledged Policy.

(d) For each Premium Due Date with respect to a Pledged Policy, (i) if the Securities Intermediary remitted the respective Premium Payment to the applicable Issuing Insurance Company by check, Servicer shall confirm whether such Issuing Insurance Company has cashed such check and take all the reasonably necessary acts to confirm with such Issuing Insurance Company that it has credited such Premium Payment to the correct Pledged Policy account and the Servicer shall use its commercially reasonable efforts to confirm with such Issuing Insurance Company that after giving effect to such Premium Payment, such Pledged Policy has not lapsed, is not in any state of grace or default, and will not lapse or enter into any

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state of grace or default prior to the next scheduled Premium Due Date (based upon the Premium Payment Schedule) and (ii) if the Securities Intermediary remitted the respective Premium Payment to the applicable Issuing Insurance Company in immediately available funds, Servicer shall confirm with such Issuing Insurance Company that such Issuing Insurance Company received such Premium Payment and credited such Premium Payment to the correct Pledged Policy account and the Servicer shall use its commercially reasonable efforts to confirm with such Issuing Insurance Company that after giving effect to such Premium Payment, such Pledged Policy has not lapsed, is not in any state of grace or default, and will not enter into any state of grace or default prior to the next scheduled Premium Payment Date (based upon the Premium Payment Schedule).

(e) Within thirty (30) days after its receipt of a Policy Illustration as described in paragraph 4(b) below from the related Issuing Insurance Company in respect of a Pledged Policy, Servicer shall, using the information contained in such Policy Illustration, utilizing commercially reasonable practices and in accordance with the Servicing Standard, calculate the Premium optimization for such Pledged Policy and the Net Death Benefit for the term ending no sooner than the date upon which such Pledged Policy matures in a manner that the current cash value and future cash value shall be as low as reasonably possible while maintaining the Pledged Policy in full force and effect and not in a state of grace. The Servicer will have no liability for any calculation, optimization, projection or recalculation of Premiums or the Net Death Benefit with respect to any Pledged Policy as to which the related Issuing Insurance Company later specifies different minimum Premiums due to avoid lapse or pays a different amount of Net Death Benefit, as long as such differences are not caused by the bad faith or negligence of the Servicer.

2. Insured Tracking.

(a) Servicer shall monitor the health status of each Insured and the current address and contact information of the Insured periodically (in the case of any Insured with a remaining Life Expectancy of (i) 12 months or less, at least monthly, and (ii) over 12 months, at least quarterly), subject to any restrictions imposed by Applicable Law. Servicer’s monitoring duties and responsibilities shall be to perform periodic (as set forth in the preceding sentence) written or verbal communication (or good faith attempt at same) with each such Insured, regarding the current health status and address and contact information of such Insured or, if the Insured has died, whether a claim for a Death Benefit may be submitted with respect to the related Pledged Policy. Contact method options include, but are not limited to, telephone, facsimile transmission, email or other electronic communication, written communication via mail service and/or any available database with information about an Insured, an Insured’s physician(s) and/or a designated contact of an Insured. Servicer shall inform the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent and the Insurance Consultant, in writing on (a) a monthly basis of any determination by Servicer that a claim for payment of any Death Benefit under a Pledged Policy may be made and/or (b) a quarterly basis whether there has been a change in the residence or other contact information for any Insured or a designated contact of an Insured. At the request of the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent, Servicer shall use additional efforts consistent with its usual business procedures to locate any Insured under a Pledged Policy whose health status Servicer has not been able to confirm for two (2) consecutive contact periods. In respect

Annex 1-2

thereof and subject to the Borrower’s prior written approval, the fees and expenses of any arm’s length third party retained by Servicer in regard to such additional efforts shall be paid by the Borrower on a pass-through basis. In the event that such additional efforts to contact the Insured or his or her representatives are exhausted and the health of the Insured cannot be confirmed, within two (2) Business Days thereof the Servicer shall notify the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent, and forthwith deliver to the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent, a copy of the complete tracking file in respect of the Insured. Servicer may use investigative services, subject to and in accordance with Section 3.2(f) hereof, to conduct the Tracking Services as set forth herein.

(b) In addition, twice per calendar month Servicer shall perform an electronic mortality verification for each Insured with a summary of Servicer’s findings of any mortality to be reported to the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent and the Insurance Consultant, within five (5) Business Days and confirmed with contact by Servicer to the Insured and/or his or her representative and contacts under clause (a) above immediately following Servicer’s obtaining of positive notification of mortality.

3. Death Benefit Processing.

(a) Servicer shall, following its verification of the death of an Insured under a Pledged Policy, take all reasonable action (consistent with the Servicing Standard) to obtain a death certificate from the applicable Governmental Authority with respect to such Insured, which death certificate shall include, if available, the cause of death of such Insured and conform to the applicable Issuing Insurance Company’s procedure for submission of a death claim for such Pledged Policy. Servicer shall provide the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent and the Insurance Consultant, with written notice of the death of each Insured under a Pledged Policy within five (5) Business Days of Servicer receiving a verified notification of death with respect to such Insured.

(b) Servicer shall, no later than three (3) Business Days following its verification of the death of an Insured under a Pledged Policy (or of the second Insured under a Pledged Policy that is a Joint Policy), initiate the process to obtain a copy, or certified copy if required by the applicable Issuing Insurance Company, of the death certificate certified by the applicable Governmental Authority for such Pledged Policy. Servicer shall use its best efforts to promptly take all reasonable actions (consistent with the Servicing Standard) to obtain and complete all necessary Death Benefit claim forms with respect to such Pledged Policy and to submit the death certificate and all necessary Death Benefit claim forms to the applicable Issuing Insurance Company, with a copy to the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent and the Insurance Consultant. Servicer shall also, within two (2) Business Days after it receives notice from an Issuing Insurance Company that such Issuing Insurance Company has denied a claim for the payment of a Death Benefit in respect of any such Pledged Policy, notify the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent and the Insurance Consultant, of such denial.

(c) If Servicer shall receive any check or other instrument of payment for such Death Benefits or other proceeds of a Pledged Policy, Servicer shall hold such Death Benefits or other proceeds in trust solely for the benefit of the Borrower, and so long as the Loan Agreement

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is in effect, the Administrative Agent, and within two (2) Business Days of Servicer’s receipt of any Death Benefit or other proceeds in respect of any Pledged Policy, notify the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent, and deposit such amount into the Collection Account.

4. Administrative Services. Servicer shall perform the following administrative Services in respect of the Pledged Policies:

(a) maintain an electronic database relating to all of the Pledged Policies which contains all material data (the “Policy Information”) as provided to Servicer by the Borrower and/or other parties or otherwise obtained by Servicer, necessary for Servicer’s performance of the Services, which will include for each of the Pledged Policies: (i) the policy number; (ii) current contact information for all contact persons affiliated with the Issuing Insurance Company who are pertinent to the administration of pending claims made with respect to a Pledged Policy; (iii) current contact information and social security numbers of each Insured under a Pledged Policy; (iv) current contact information of each contact person for each Insured under a Pledged Policy; (v) name and current contact information of each physician and other medical personnel materially responsible for the medical care and treatment of each Insured under a Pledged Policy; (vi) the current life status of each Insured under a Pledged Policy; and (vii) a record of each Premium Payment that has been confirmed by Servicer (and the date upon which such payment was made as set forth on the Premium Remittance Schedule) to the relevant Issuing Insurance Company;

(b) obtain a Policy Illustration (i) with respect to any Policy not listed on the Initial Advance Lexington Schedule to the Loan Agreement, in the calendar month immediately following a Policy becoming a Pledged Policy and an updated Policy Illustration for each Pledged Policy no later than March 31 of each calendar year (or more frequently as directed by the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent and (ii) with respect to any Policy listed on the Initial Advance Lexington Schedule to the Loan Agreement, in the third calendar month after such Policy becomes a Pledged Policy and an updated Policy Illustration for each Pledged Policy no later than March 31 of each calendar year (or more frequently as directed by the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent; provided that Borrower shall agree in writing to pay to Servicer such additional fees and expenses as reasonably determined by the parties as a condition precedent to Servicer’s obtaining more than one (1) Policy Illustration during any calendar year);

(c) without limiting clause (d) below, provide the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent and the Insurance Consultant, with one or more monthly reports, in the form attached as Annex 2 hereto (each, a “Servicer Report”), by no later than the seventh (7th) day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day);

(d) upon request made to Servicer, deliver to the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent, such reports as the Borrower, or so long as the Loan Agreement is in effect, the Administrative Agent, reasonably request, and shall permit the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent, and their respective designees reasonably to monitor and audit Servicer’s performance of the Services at no cost (other than expenses approved and paid by Servicer) or disruption to Servicer’s business;

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(e) respond to inquiries from, and communicate as necessary or otherwise appropriate with, the Issuing Insurance Companies relating solely to the Pledged Policies and Services described in Sections 1, 3 and 4 of this Annex 1;

(f) using commercially reasonable efforts in accordance with the Servicing Standard, obtain an updated HIPAA compliant medical information release form for each Insured under a Pledged Policy on an annual basis if requested by the Borrower, or so long as the Loan Agreement is in effect, the Administrative Agent (or more frequently as directed by the Borrower, or so long as the Loan Agreement is in effect, the Administrative Agent);

(g) no less frequently than once every twenty four (24) months or, so long as the Loan Agreement is in effect, if requested by the Administrative Agent, once per calendar year, obtain an updated Life Expectancy Report for each Insured under a Pledged Policy, if requested by the Borrower, or so long as the Loan Agreement is in effect, the Administrative Agent (or more frequently as directed by the Borrower, or so long as the Loan Agreement is in effect, the Administrative Agent);

(h) if requested by the Borrower, or so long as the Loan Agreement is in effect, the Administrative Agent, obtain or cause a third-party to obtain a verification of coverage for each Pledged Policy on an annual basis, which may be obtained telephonically via a recorded call with the related Issuing Insurance Company;

(i) provided that Servicer has an updated HIPAA compliant medical release form for an Insured, obtain twice per calendar year updated medical records for such Insured under a Pledged Policy, if requested by the Borrower, or so long as the Loan Agreement is in effect, the Administrative Agent (or more frequently as directed by the Borrower, or so long as the Loan Agreement is in effect, the Administrative Agent); and

(j) request with respect to each Pledged Policy an annual statement from the related Issuing Insurance Company in the month following such Pledged Policy’s anniversary and furnish a copy of such statement to the Borrower, and so long as the Loan Agreement is in effect, the Administrative Agent.

5. FTP Site.

(a) So long as the Loan Agreement is in effect, Servicer shall upload to a File Transfer Protocol Site maintained by or on behalf of the Administrative Agent (the “FTP Site”) any and all documents or other data required under this Agreement to be delivered to the Borrower, the Administrative Agent and the Insurance Consultant, within three (3) Business Days that such document or data is required to be delivered to such party hereunder.

(b) No later than the Closing Date, Servicer shall upload to the FTP Site the complete Collateral Packages relating to each of the Policies that will become Pledged Policies on the Closing Date. No later than the date on which an Additional Policy Advance is funded and a related Additional Policy becomes a Pledged Policy, Servicer shall upload to the FTP Site the completed Collateral Packages relating to each such Policy.

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(c) Without limiting paragraph 4 above, Servicer shall upload to the FTP Site, within five (5) Business Days after Servicer’s receipt thereof, a copy of each material written notice, letter, instrument or other document received by Servicer in connection with a Pledged Policy, the Services or the other transactions contemplated by this Agreement from any Issuing Insurance Company, Insured, Governmental Authority, arbitrator or other Person.

(d) Without limiting paragraph 4 above, Servicer shall upload to the FTP Site, within three (3) Business Days after the transmission thereof by Servicer, a copy of each material written notice, letter, instrument or other document (other than premium payments) given by Servicer in connection with a Pledged Policy, the Services or the other transactions contemplated hereby to any Issuing Insurance Company, Insured, Governmental Authority, arbitrator or other Person.

(e) On the date on which Servicer uploads any document or other data to the FTP Site, Servicer shall notify the Borrower, the Administrative Agent and the Insurance Consultant, of such transmission to the FTP Site.

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EXHIBIT A

FORM OF MONTHLY REPORT

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Imperial Finance and Trading

Servicing Duty and Frequency Report

Effective as of April 15, 2013

Service Description	Frequency	Department	Owner	FTP Site	Verification

Premium Payment Schedule	Quarterly	Finance	[*]	Yes	Yes
Premium Due Date Schedule	Quarterly	Pricing	[*]	Yes	Yes
Premium Remittance Schedule	Quarterly	Data Entry	[*]	Yes	Yes
Insured Contact Information	Quarterly	Servicing	[*]	Yes	No
Health Calls LE < than 12 months	Monthly	Servicing	[*]	Yes	No
Health Calls LE > than 12 months	Yearly	Servicing	[*]	Yes	No
HIPPA Compliant Medical Release	Yearly	Data Entry	[*]	Yes	No
Medical Reports	Yearly	Data Entry	[*]	Yes	No
LE Report < 12 months	Monthly	Data Entry	[*]	Yes	No
LE Report > 12 months	Every 24 months	Data Entry	[*]	Yes	No
Verification of Coverage (VOC)	Yearly	Servicing	[*]	Yes	No
Policy Annual Statement	Anniversary Date	Servicing	[*]	Yes	No
Policy Illustration Receipt / or request	30 days from	Servicing	[*]	Yes	No
Mortality Verification	Bi-weekly	Servicing	[*]	Yes	No
Mortality Notice	5 Business days	Servicing	[*]	Yes	No
Mortality Processing	3 Business days	Servicing	[*]	Yes	No
Any Documentation received by the company must be placed on the FTP Site	2 Business days	All	All	Yes	NA

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Operational Plan – 18 Months (May 2013 to October 2014)

Draw Period	Premiums	Servicing	Management	Audit	Other	Total
5-2013-Draw 1	[*]	[*]	[*]	[*]	[*]	[*]
5-2013 Draw 2	[*]	[*]	[*]	[*]	[*]	[*]
6-2013-Draw 1	[*]	[*]	[*]	[*]	[*]	[*]
6-2013 Draw 2	[*]	[*]	[*]	[*]	[*]	[*]
7-2013-Draw 1	[*]	[*]	[*]	[*]	[*]	[*]
7-2013 Draw 2	[*]	[*]	[*]	[*]	[*]	[*]
8-2013-Draw 1	[*]	[*]	[*]	[*]	[*]	[*]
8-2013 Draw 2	[*]	[*]	[*]	[*]	[*]	[*]
9-2013-Draw 1	[*]	[*]	[*]	[*]	[*]	[*]
9-2013 Draw 2	[*]	[*]	[*]	[*]	[*]	[*]
10-2013-Draw 1	[*]	[*]	[*]	[*]	[*]	[*]
10-2013 Draw 2	[*]	[*]	[*]	[*]	[*]	[*]
11-2013-Draw 1	[*]	[*]	[*]	[*]	[*]	[*]
11-2013 Draw 2	[*]	[*]	[*]	[*]	[*]	[*]
12-2013-Draw 1	[*]	[*]	[*]	[*]	[*]	[*]
12-2013 Draw 2	[*]	[*]	[*]	[*]	[*]	[*]
1-2014-Draw 1	[*]	[*]	[*]	[*]	[*]	[*]
1-2014 Draw 2	[*]	[*]	[*]	[*]	[*]	[*]
2-2014-Draw 1	[*]	[*]	[*]	[*]	[*]	[*]
2-2014 Draw 2	[*]	[*]	[*]	[*]	[*]	[*]
3-2014-Draw 1	[*]	[*]	[*]	[*]	[*]	[*]
3-2014 Draw 2	[*]	[*]	[*]	[*]	[*]	[*]
4-2014-Draw 1	[*]	[*]	[*]	[*]	[*]	[*]
4-2014 Draw 2	[*]	[*]	[*]	[*]	[*]	[*]
5-2014-Draw 1	[*]	[*]	[*]	[*]	[*]	[*]
5-2014 Draw 2	[*]	[*]	[*]	[*]	[*]	[*]
6-2014-Draw 1	[*]	[*]	[*]	[*]	[*]	[*]
6-2014 Draw 2	[*]	[*]	[*]	[*]	[*]	[*]
7-2014-Draw 1	[*]	[*]	[*]	[*]	[*]	[*]
7-2014 Draw 2	[*]	[*]	[*]	[*]	[*]	[*]
8-2014-Draw 1	[*]	[*]	[*]	[*]	[*]	[*]
8-2014 Draw 2	[*]	[*]	[*]	[*]	[*]	[*]
9-2014-Draw 1	[*]	[*]	[*]	[*]	[*]	[*]
9-2014 Draw 2	[*]	[*]	[*]	[*]	[*]	[*]
10-2014-Draw 1	[*]	[*]	[*]	[*]	[*]	[*]
10-2014 Draw 2	[*]	[*]	[*]	[*]	[*]	[*]

Totals	[*]	[*]	[*]	[*]	[*]	[*]

Premium Due Date Schedule

Frequency: On or Before the 10th day following March 31, June 30, September 10 and December 30

Policy Identification /Quote No.	Policy Number	Paid Through Date	Insureds Name first/last	Carrier Legal Name	Remittance Carrier Contact info.	Premium Amount	Carrier payment instructions Wire and or Overnight address

Premium Payment Schedule

Frequency: On or Before the 10th day following March 31, June 30, September 30 and December 30

Policy No.	Insurance Carrier	Payment due Date for next succeeding calendar year	Premium Amount

Premium Remittance Schedule Report

Frequency: On or Before the 10th day following March 31, June 30, September 30 and December 30

Policy No.	Policy Identification /Code No.	Insured Name First /Last	Carrier Legal Name	Remittance Carrier Contact Info	Premium due date	Premium Payment Amount	Sl Actual remittance date	Wire or Check	Wire Tracking no.	Check no.	Carrier Confirmation Check or Wire Received	Carrier Confirmation Premium Applied to policy	Carrier Confirmation Policy in Good standing

Imperial Finance and Trading Monthly Servicer Report

For the period Ending xxx (monthly Report)

No. of Policies Serviced	Policy No.	Policy Code No.	Name of Insured	Date of Birth	Age	Gender	Smoking	Carrier Name	Policy Challenge Y/N	Date of Last Premium Payment	Premium Payment Amount	Premium Payment Schedule Report	Any Grace notice received Yes or No	Date of last Health call	HIPPA date

Date of Meds	LE Exp Date	Illustration Date	Mortality Verification date	VOC Date	Annual Statement Date	Date of Death Notification	Date of Death	Date Death claim filed with carrier	Date Claim was received and deposited	Death Benefit Amount Received